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  NUMBER                                                               SHARES
RCC
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                                      RCC
                                    RESOURCE
                                  CAPITAL CORP

                                                              CUSIP 76120W 3 02

              INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND
                                  COMMON STOCK


                                             SEE REVERSE FOR CERTAIN DEFINITIONS
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THIS CERTIFIES that










is the owner of
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       FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK PAR VALUE
                              $0.001 PER SHARE OF
                             RESOURCE CAPITAL CORP.


transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

     IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by the facsimile signatures of its duly authorized officers and its Corporate seal to be hereunto affixed.



                                  NEW YORK, NY
                          TRANSFER AGENT AND REGISTRAR

                              AUTHORIZED SIGNATURE

DATED


/s/ Michael S. Yecies                                    /s/ Steven J. Kessler
SECRETARY                                                CHIEF FINANCIAL OFFICER


                                     [SEAL]

         The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by Section 2-211(b) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation has authority to issue and, if the Corporation is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the charter of the Corporation (the "Charter"), as the same may be amended from time to time, a copy of which will be sent without charge to each stockholder who so requests. Such request must be made to the Secretary of the Corporation at its principal office.

         The Charter contains restrictions on transfer and ownership of shares of Capital Stock, including the shares represented by this certificate. The Corporation will furnish a full statement about its restrictions on transferability and ownership, without charge, to each stockholder who so requests. Such request must be made to the Secretary of the Corporation at its principal office.

         Keep this certificate in a safe place. If it is lost, stolen or destroyed, the Corporation will require a bond of indemnity as a condition to the issuance of a replacement certificate.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common                    UNIF GIFT MIN ACT -..............Custodian...............
TEN ENT - as tenants by the entireties                                  (Cust)                 (Minor)
JT TEN  - as joint tenants with right of                              under Uniform Gifts to Minors
          survivorship and not as tenants                              Act.................................
          in common                                                                  (State)

    Additional abbreviations may also be used though not in the above list.

For Value Received,____________________do hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE
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     (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE
                                  OF ASSIGNEE)

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                                                                          Shares
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of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
                                  ----------------------------------------------
                                                                        Attorney
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to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

     Dated:
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                   In presence of
                                       -----------------------------------------

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         NOTICE: The signature of this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement or any change whatever.

         The signature(s) of the assignor(s) must be guaranteed hereon by a participant in either the Securities Transfer Agent's Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP), or the New York Stock Exchange Medallion Program (MSP).